Exhibit 4.7

Celanese US Holdings LLC
as Issuer
AND
Celanese Corporation
as Parent Guarantor

INDENTURE

Dated as of ___________, 20__

Wells Fargo Bank, National Association
as Trustee
Subordinated Debt Securities

i

ii

iii

Indenture dated as of __________ between Celanese US Holdings LLC, a Delaware limited liability company (the “Issuer”), Celanese Corporation, a Delaware corporation (the “Parent Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Securities (as defined below) issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.    Definitions.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or Transfer Agent or any other agent appointed pursuant to this Indenture.
“Board of Directors” means the Board of Directors of the Issuer, or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.
“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture for a particular Series, any day except a Saturday, Sunday or a Legal Holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Certificated Securities” means definitive Securities in registered non-global certificated form.
“Company Order” or “Company Request” means a written order signed in the name of the Issuer by one of the Officers of the Issuer or the Parent Guarantor, as the case may be.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which, as of the date hereof is the address set forth in Section 10.1.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Issuer which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.
“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.
“Dollars” or “$” means the currency of The United States of America.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.
“Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government
Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation evidenced by such depository receipt.
“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register maintained by the Registrar.
“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
“Issue Date” means, with respect to any Security, the date of original issuance of such Security.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, President, any Vice-President, the Treasurer, a Director, the Chairman, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Issuer or the Parent Guarantor, as the case may be.
“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or the Parent Guarantor, as the case may be.
“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be a direct or indirect employee of or counsel to the Issuer or the Parent Guarantor, as the case may be.
“Parent Guarantee” means the unconditional and unsubordinated guarantee by the Parent Guarantor of the due and punctual payment of principal of and interest on a series of Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities and this Indenture.
“Parent Guarantor” means Celanese Corporation, a Delaware corporation.
“Periodic Offering” means an offering of Securities of a Series from time to time, during which any or all of the specific terms of the Securities, including the rate or rates of interest, if any, thereon, the maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities in accordance with the terms of the relevant supplemental indenture.
“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office responsible for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
“Restricted Security”, with respect to any Series of Securities, means a Security of such Series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.
“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Issuer of any Series authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Series” or “Series of Securities” means each series of Securities of the Issuer created pursuant to Sections 2.1 and 2.2 hereof.
“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.
“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity which is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
“Unrestricted Securities”, with respect to any Series of Securities, means a Security (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.
Section 1.2.    Other Definitions.

TERM	DEFINED IN
SECTION

“Acceleration Notice”	6.2
“Bankruptcy Law”	6.1
“covenant defeasance”	8.1(b)
“Custodian”	6.1
“Event of Default”	6.1
“Issuer”	Preamble
“Judgment Currency”	10.14
“legal defeasance”	8.1(c)
“Legal Holiday”	10.6
“New York Banking Day”	10.14
“Paying Agent”	2.4
“Process Agent”	10.16
“Registrar”	2.4
“Related Proceeding”	10.16
“Required Currency”	10.14
“Successor Company”	5.01
“TIA”	7.10
“Transfer Agent”	2.4

Section 1.3.    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive and “including” means including without limitation;
(d)    words in the singular include the plural, and in the plural include the singular; and
(e)    provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES
Section 2.1.    Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in, or pursuant to a Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of such Series of Securities.
Section 2.2.    Establishment of Terms of Series of Securities.
At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.29) by or pursuant to a Board Resolution, Officer’s Certificate or supplemental indenture:
2.2.1.    the title of the Series of Securities (which shall distinguish the Securities of that particular Series from the Securities of any other Series);
2.2.2.    any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);
2.2.3.    the date or dates on which the principal and premium, if any, of the Securities of the Series is payable;
2.2.4.    the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
2.2.5.    the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer with respect to the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in this Indenture;
2.2.6.    the date or dates from which interest on the Securities of the Series shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of Holders to whom interest is payable on any such dates;
2.2.7.    any trustees, authenticating agents or paying agents with respect to the Securities of the Series, if different from those set forth in this Indenture;
2.2.8.    the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
2.2.9.    if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuer if other than as set forth in this Indenture;
2.2.10.    the obligation, if any, of the Issuer to redeem, repurchase or repay, if other than as set forth herein, the Securities of the Series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

2.2.11.    the forms of the Securities of the Series including the form of the Trustee’s certificate of authentication for such Series;
2.2.12.    if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;
2.2.13.    the currency or currencies in which payment of the principal of, premium, if any, and interest on, the Securities of the Series shall be payable;
2.2.14.    if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 or upon any maturity other than the Stated Maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
2.2.15.    the terms of any repurchase or remarketing rights;
2.2.16.    if the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.14.2;
2.2.17.    whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Issuer or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
2.2.18.    any additional restrictive covenants or Events of Default that will apply to the Securities of the Series, or any changes to the restrictive covenants set forth in Article IV or the Events of Default set forth in Section 6.01 that will apply to the Securities of the Series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 6.01 or eliminating any such restrictive covenant or Event of Default with respect to the Securities of the Series;
2.2.19.    any provisions granting special rights to Holders when a specified event occurs;
2.2.20.    if the amount of principal of or any premium or interest on Securities of any Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
2.2.21.    any special tax implications of the Securities, including provisions for original issue discount securities, if offered;
2.2.22.    whether and upon what terms Securities of the Series may be defeased if different from the provisions set forth in this Indenture;
2.2.23.    with regard to the Securities of any Series that do not bear interest, the dates for certain required reports to the Trustee;
2.2.24.    whether the Securities of any Series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
2.2.25.    any guarantees, supplemental to the Parent Guarantee, on the Securities of the Series, and the terms and conditions upon which any guarantees, including the Parent Guarantee, may be released or terminated;
2.2.26.    the provisions, if any, relating to any security provided for the Securities of the Series;
2.2.27.    any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;
2.2.28.    the subordination terms of the Securities of the Series; and
2.2.29.    any and all additional, eliminated or changed terms that shall apply to the Securities of the Series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, Officer’s Certificate or supplemental indenture referred to above.
Section 2.3.    Execution and Authentication.
An Officer of the Issuer shall sign the Securities for the Issuer, and an Officer of the Parent Guarantor shall sign the Parent Guarantees for the Parent Guarantor, in each case by manual or facsimile signature.
If an Officer whose signature is on a Security or Parent Guarantee no longer holds that office at the time the Security is authenticated, the Security or Parent Guarantee, as the case may be, shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, Officer’s Certificate or supplemental indenture, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication unless otherwise provided by the relevant Board Resolution, Officer’s Certificate or supplemental indenture.
Notwithstanding the provisions of Section 2.2 and the preceding paragraph, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with a Company Order or such other procedures acceptable to the Trustee as may be specified by or pursuant to a supplemental indenture or the written order of the Issuer delivered to the Trustee prior to the time of the first authentication of Securities of such Series.
The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, Officer’s Certificate or supplemental indenture delivered pursuant to Section 2.2.
Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, Officer’s Certificate or supplemental indenture establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4. With respect to Securities of a Series subject to a Periodic Offering, the Trustee conclusively may rely, as to the authorization by the Issuer of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the written order of the Issuer, Opinion of Counsel, Officer’s Certificate and other documents delivered pursuant to this Section 2.3 at or prior to the time of the first authentication of Securities of such Series unless and until such written order, Opinion of Counsel, Officer’s Certificate or other documents have been superseded or revoked, and written notice thereof is provided to Trustee, or expire by their terms.
The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability.
The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.
Section 2.4.    Registrar, Paying Agent and Transfer Agent.
The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Securities in the Borough of Manhattan, City of New York. The initial Paying Agent will be the Trustee and thereafter “Paying Agent” shall mean or include each Person who is then a Paying Agent hereunder, and if at any time there is more than one such Person, “Paying Agent” as used with respect to the Securities of any Series shall mean the Paying Agent with respect to Securities of that Series. The Issuer, upon written notice to the Trustee accompanied by an Officer’s Certificate, may appoint one or more paying agents, other than the Trustee, for all or any Series of Securities. If the Issuer fails to appoint or maintain another entity as paying agent, the Trustee shall act as such. The Issuer, the Parent Guarantor or any of their Subsidiaries, upon notice to the Trustee, may act as paying agent.
The Issuer will maintain one or more registrars (each, a “Registrar”) for the Securities in the Borough of Manhattan, City of New York. The initial Registrar will be the Trustee and thereafter “Registrar” shall mean or include each Person who is then a Registrar hereunder, and if at any time there is more than one such Person, “Registrar” as used with respect to the Securities of any Series shall mean the Registrar with respect to Securities of that Series. The Issuer, upon written notice to the Trustee accompanied by an Officer’s Certificate, may appoint one or more registrars, other than the Trustee, for all or any Series of Securities. If the Issuer fails to appoint or maintain another entity as registrar, the Trustee shall act as such. The Issuer, the Parent Guarantor or any of their Subsidiaries, upon notice to the Trustee, may act as registrar.
The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) for the Securities in the Borough of Manhattan, City of New York. The initial Transfer Agent will be the Trustee and thereafter “Transfer Agent” shall mean or include each Person who is then a Transfer Agent hereunder, and if at any time there is more than one such Person, “Transfer Agent” as used with respect to the Securities of any Series shall mean the Transfer Agent with respect to Securities of that Series. The Issuer, upon written notice to the Trustee accompanied by an Officer’s Certificate, may appoint one or more transfer agents, other than the Trustee, for all or any Series of Securities. If the Issuer fails to appoint or maintain another entity as transfer agent, the Trustee shall act as such. The Issuer, the Parent Guarantor, or any Subsidiary of either, upon notice to the Trustee, may act as transfer agent.
The Issuer may change any Paying Agent, Registrar or Transfer Agent for its Securities without prior notice to the Holders.
Section 2.5.    Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent appointed by it other than the Issuer, the Parent Guarantor, a Subsidiary of either the Issuer or the Parent Guarantor, or the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Parent Guarantor or a Subsidiary of either) shall have no further liability for the money. If the Issuer, the Parent Guarantor or a Subsidiary of either acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.
Section 2.6.    Securityholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.
Section 2.7.    Transfer and Exchange.
Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if the requirements for such transactions set forth in this Indenture are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request upon the Trustee’s receipt of a Company Order from the Issuer. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).
Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the delivery of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such delivery, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
Section 2.8.    Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Issuer shall execute a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, upon which the Parent Guarantor shall execute the Parent Guarantee, and the Trustee shall authenticate and deliver such new Security in exchange for the Security surrendered.
If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a protected purchaser, the Issuer shall execute, the Parent Guarantor shall execute the Parent Guarantee thereon and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen

Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 2.8, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.9.    Outstanding Securities.
The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Security, if applicable, effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding.
If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.
The Issuer may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.
Section 2.10.    Treasury Securities.
In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer, the Parent Guarantor or any Affiliate of the Issuer or the Parent Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.11.    Temporary Securities.
Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.
Section 2.12.    Cancellation.
The Issuer at any time may deliver Securities to the Trustee for cancellation. The Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Issuer upon written request. The Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13.    Global Securities.
2.13.1.    Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Issuer executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
Except as provided in this Section 2.14.1, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.13.2.    Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”
2.13.3.     Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
2.13.4.    Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof, which in the case of a Depositary therefore will be made in accordance with its applicable procedures.
2.13.5.    Holders. The Issuer, the Trustee and each Agent shall treat the Person in whose name any Security is registered in the register maintained by the Registrar as the Holder for all purposes including for purposes of obtaining any consents, declarations, waivers or directions permitted or required to be given by the Holders pursuant to this Indenture.
2.13.6.    No Obligation of the Trustee. Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders with respect to the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
Section 2.14.    CUSIP Numbers.
The Issuer in issuing the Securities may use “CUSIP”, “ISIN” and or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” and or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
Section 2.15.    Form of Parent Guarantee.
The form of Parent Guarantee shall be set forth on the applicable Series of Securities substantially as follows:
GUARANTEE
For value received, the Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Parent Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Indenture. This Parent Guarantee will not become effective until the Trustee or authenticating agent duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

CELANESE CORPORATION

By:
Name:
Title:

ARTICLE III.
REDEMPTION
Section 3.1.    Notice to Trustee; No Liability for Calculations.
The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or may covenant to redeem and pay such Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in Sections 3.9 and 3.10 hereof or, as applicable, in the Board Resolution, Officer’s Certificate or supplemental indenture relating to such Series. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed at least 40 days before a redemption date (or such shorter notice as may be acceptable to the Trustee). The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Securities to be redeemed pursuant to this Indenture.
Section 3.2.    Selection of Securities to be Redeemed.
Unless otherwise indicated for a particular Series by a Board Resolution, Officer’s Certificate or a supplemental indenture, if less than all of the Securities of a Series are to be redeemed at any time, the Trustee will select the Securities of a Series to be redeemed on a pro rata basis (or, in the case of Securities issued in global form based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or Depositary requirements. The Trustee will not be liable for selections made by it as contemplated in this section.
No Securities of a Series in principal amount of $1,000 or less can be redeemed in part.
Notices of purchase or redemption will be given to each Holder pursuant to Section 3.3 and Section 10.1.
Section 3.3.    Notice of Redemption.
Unless otherwise indicated for a particular Series by Board Resolution, Officer’s Certificate or supplemental indenture, at least 30 days but not more than 60 days before a redemption date, the Issuer will deliver a notice of redemption to each Holder whose Securities are to be redeemed in accordance with Section 10.1, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof.
The notice shall identify the Securities to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:
(a)    the redemption date;
(b)    the redemption price and the amount of accrued interest, if any, to be paid;
(c)    if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;
(d)    if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Security, a new Certificated Security or Certificated Securities in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;
(e)    the name and address of the Paying Agent(s) to which the Securities are to be surrendered for redemption;
(f)    that Securities called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;
(g)    that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption cease to accrue on and after the redemption date;
(h)    that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(i)    the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and
(j)    that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Securities.
At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 40 days prior to the redemption date (or such shorter period of time as the Trustee may permit), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.4.    Effect of Notice of Redemption.
Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Unless otherwise indicated for a particular Series by Board Resolution, Officer’s Certificate or supplemental indenture, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.
On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Securities or portions thereof tendered for purchase or called for redemption.
Section 3.5.    Deposit of Redemption Price.
On or before 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.
Section 3.6.    Securities Redeemed in Part.
Upon surrender of a Certificated Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Certificated Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.
In relation to Certificated Securities, a new Security in principal amount equal to the unpurchased or unredeemed portion of any Security purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security.

Section 3.7.    Sinking Fund.
Unless otherwise indicated for a particular Series by Board Resolution, Officer’s Certificate or supplemental indenture, the provisions of Sections 3.7, 3.8 and 3.9 shall be applicable to any sinking fund for the retirement of Securities of a Series.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.8. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.
Section 3.8.    Satisfaction of Sinking Fund Payments with Securities.
The Issuer (i) may deliver outstanding Securities of a Series other than any Securities previously called for redemption and (ii) may apply as a credit Securities of a Series that have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
Section 3.9.    Redemption of Securities for Sinking Fund.
Not less than 30 days prior to each sinking fund payment date for any Series of Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of the Series, the portion thereof, if any, that is to be satisfied by payment of cash in the currency in which the Securities of such Series are denominated (except as provided pursuant to Section 2.2), the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that Series pursuant to Section 3.8 and the basis for such credit. Together with such Officer’s Certificate, the Issuer will deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.3.

ARTICLE IV.
COVENANTS
Section 4.1.    Payment of Principal, Premium and Interest.
The Issuer covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture for a particular Series, on or before 10:00 a.m., New York City time, on the applicable payment date, the Issuer shall deposit with the Paying Agent money sufficient to pay the principal of, premium, if any, and interest on the Securities of each such Series in accordance with the terms of such Securities and this Indenture.
Section 4.2.    Compliance Certificate.
The Issuer and the Parent Guarantor shall deliver to the Trustee, within 120 days after the end of its fiscal year of the Issuer and the Parent Guarantor (which as of the date of this Indenture is December 31, or if the fiscal year with respect to the Issuer or the Parent Guarantor, as the case may be, is changed, such other fiscal year end date as the Issuer or the Parent Guarantor, as the case may be, shall notify to the Trustee in writing), an Officer’s Certificate stating that a review of the activities of the Issuer, the Parent Guarantor and the Subsidiaries of each during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer or the Parent Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his/her knowledge the Issuer or the Parent Guarantor, as the case may be, is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge). Such Officer’s Certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

The Issuer will, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.3.    Stay, Extension and Usury Laws.
Each of the Issuer and the Parent Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Issuer and the Parent Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.4.    Corporate Existence.
Subject to Article V, each of the Issuer and the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that neither Issuer nor the Parent Guarantor shall be required to preserve any such right if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Securities.
Section 4.5.    Reports.
(a)    So long as any Securities are outstanding, the Issuer shall file with the Trustee, within 15 days after the Parent Guarantor files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure).
(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V.
SUCCESSORS
Section 5.1.    Consolidation, Merger and Sale of Assets.
The Issuer may not, directly or indirectly: (x) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(a)    either: (i) the Issuer is the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);
(b)    the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Securities and the Indenture;
(c)    immediately after such transaction no Default or Event of Default exists;
(d)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.
The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Securities.

ARTICLE VI.
DEFAULTS AND REMEDIES
Section 6.1.    Events of Default.
The following are “Events of Default” with respect to the Securities of any Series, unless in the establishing Board Resolution, Officer’s Certificate or supplemental indenture, it is provided that such Series shall not have the benefit of said Event of Default:
(a)    the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(b)    the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;
(c)    the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 90 days after the notice specified below;
(d)    the Issuer or the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,
(3)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    generally is unable to pay its debts as the same become due; or
(e)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Issuer or the Parent Guarantor in an involuntary case,
(2)    appoints a Custodian of the Issuer or the Parent Guarantor or for all or substantially all of its property, or
(3)    orders the liquidation of the Issuer or the Parent Guarantor, and the order or decree remains unstayed and in effect for 60 days;
(f)    the Parent Guarantee with respect to the Securities of such Series shall for any reason cease to be, or shall for any reason be asserted in writing by the Parent Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and such Parent Guarantee; or
(g)    any other Event of Default provided in the supplemental indenture or Board Resolution under which such Series of Securities is issued or in the form of Security for such Series.
The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
A Default under one Series of Securities issued under this Indenture will not necessarily be a default under another Series of Securities under this Indenture.
Section 6.2.    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default for a Series of Securities occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)), the Trustee or the Holders of at least 25% in principal amount of such Series of Securities may declare the unpaid principal of all such Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. If an Event of Default referred to in Section 6.1(e) or (f) occurs, the principal amount plus accrued and unpaid interest on such Series of Securities will become immediately due and payable without any action on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Issuer and the

Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 6.3.    Collection of Indebtedness and Suits for Enforcement by Trustee.
The Issuer covenants that if
(a)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)    default is made in the payment of principal of any Security at the Maturity thereof, or
(c)    default is made in the deposit of any sinking fund payment when and as due by the terms of a Security, then, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, the Parent Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer, the Parent Guarantor or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.4.    Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Parent Guarantor or any other obligor upon the Securities or the property of the Issuer, the Parent Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid with respect to the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.
Section 6.5.    Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities with respect to which such judgment has been recovered.
Section 6.6.    Application of Money Collected.
Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First:        To the payment of all amounts due the Trustee under Section 7.6;
Second:        To the payment of all senior indebtedness of the Issuer if and to the extent required by Article XI;
Third:        To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities with respect to which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
Fourth:        To the Issuer.
Section 6.7.    Limitation on Suits.
A Holder of Securities of any Series may pursue any remedy under this Indenture applicable to such Securities only if:
(a)    the Holder gives the Trustee written notice of a continuing Event of Default for such Series of Securities;
(b)    the Holders of at least 25% in principal amount of such outstanding Series of Securities make a written request to the Trustee to pursue the remedy;
(c)    the Holders furnish to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request;
(d)    the Trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and
(e)    during that 60-day period, the Holders of a majority in principal amount of such Securities do not give the Trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a Holder of Securities to sue for enforcement of any overdue payment with respect to such Securities.
Section 6.8.    Unconditional Right of Holders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.9.    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10.    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12.    Control by Holders.
The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that
(a)    such direction shall not be in conflict with any rule of law or with this Indenture,
(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(c)    the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.
Section 6.13.    Waiver of Past Defaults.
The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive an existing Default or Event of Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.14.    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE
Section 7.1.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b)    Except during the continuance of an Event of Default with respect to the Securities of any Series:

(1)
the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.1; and

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on or investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and premium (if any) and interest on the Securities.
Section 7.2.    Rights of Trustee.
(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document.
(b)    Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate or an Opinion of Counsel or both to be provided by the Issuer. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in aggregate principal amount of the relevant Series of Securities.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(f)    Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(g)    The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities pursuant to the provisions of this Indenture, unless such Holders of Securities shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.
(h)    The Trustee shall not be deemed to have notice of any Event of Default with respect to the Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(i)    The Trustee may at any time request, and the Issuer shall deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(j)    Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each other agent, custodian and other Person employed to act hereunder.
Section 7.3.    May Hold Securities.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.9 and 7.10.
Section 7.4.    Trustee’s Disclaimer.
The Trustee makes no representation as to the validity, sufficiency or adequacy of any offering materials, this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for any statement or recital herein or any statement in any offering materials or the Securities other than its certificate of authentication.
Section 7.5.    Notice of Defaults.
If a Default or Event of Default with respect to the Securities of any Series occurs and is continuing and it is actually known to the Trustee, the Trustee shall mail to Holders of Securities of such Series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of and premium (if any) and interest on any sinking fund installment with respect to the Securities of such Series, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of Securities of such Series to do so.
Section 7.6.    Compensation and Indemnity.
The Issuer agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Parent Guarantor shall indemnify the Trustee from, and hold it harmless against any damage, cost, claim, loss, liability or expense (including the reasonable fees and expenses of the Trustee’s agents and counsel) incurred by it arising out of or in connection with its acceptance and administration of the trusts set forth under this Indenture, the performance of its obligations and/or the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against any claim, except as set forth in the next following paragraph. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim, with counsel reasonably acceptable to the Trustee, and the Trustee shall cooperate in the defense, unless, the Trustee, in its reasonable discretion, determines that any actual or potential conflict of interest may exist, in which case the Trustee may have separate counsel, reasonably acceptable to the Issuer and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent.
The Issuer shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own gross negligence or bad faith.
To secure the payment obligations of the Issuer in this Section 7.6, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium (if any) and interest on Securities of any Series. Such lien and the obligations of the Issuer and the Parent Guarantor under this

Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Securities and/or the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
Section 7.7.    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.
The Trustee may resign and be discharged at any time with respect to the Securities of one or more Series by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee for any or all Series of the Securities if:
(a)    the Trustee fails to comply with Section 7.9;
(b)    the Trustee is adjudged as bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series). Within one year after the successor Trustee with respect to the Securities of any Series takes office, the Holders of a majority in principal amount of the Securities of such Series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.
If the Trustee with respect to the Securities of a Series fails to comply with Section 7.9, any Holder of Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such Series.
In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders in accordance with Section 10.2. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
In case of the appointment of a successor Trustee with respect to the Securities of one or more Series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates. On request of the Issuer, or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those Series to which the appointment of such successor

Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.
Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.7, the obligations of the Issuer and the Parent Guarantor under Section 7.6 shall continue for the benefit of the retiring Trustee or Trustees.
Section 7.8.    Successor Trustee by Merger, etc.
Subject to Section 7.9, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee.
In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.9.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
Section 7.10.    Preferential Collection of Claims Against Issuer.
The Trustee is subject to and shall comply with the provisions of the Trust Indenture Act of 1933, as amended (the “TIA”) § 311(a), as if such section applied hereto, excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a), as if such section applied hereto, to the extent indicated therein.

ARTICLE VIII.
DISCHARGE OF INDENTURE
Section 8.1.    Termination of Issuer’s Obligations.
(a)    This Indenture shall cease to be of further effect with respect to the Securities of a Series (except that all obligations of the Issuer and the Parent Guarantor under Section 7.6, the Trustee’s and Paying Agent’s obligations under Section 8.3 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on written demand of the Issuer shall execute instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such Series, when:
(1)    either
(A)    all outstanding Securities of such Series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(B)    all outstanding Securities of such Series not theretofore delivered to the Trustee for cancellation:
(i)    have become due and payable, or
(ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in the case of clause (i), (ii) or (iii) above, the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof which will be sufficient, in the opinion (in the case of (y) or (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such Series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or redemption date, as the case may be; or
(C)    the Issuer or the Parent Guarantor has properly fulfilled such other means of satisfaction and discharge, as contemplated by Section 2.2 to be applicable to the Securities of such Series;
(2)    the Issuer or the Parent Guarantor has paid or caused to be paid all other sums payable by it hereunder with respect to the Securities of such Series; and
(3)    the Issuer or the Parent Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.
(b)    Unless this Section 8.1(b) is specified as not being applicable to Securities of a Series as contemplated by Section 2.2, each of the Issuer and the Parent Guarantor may terminate certain of its obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a Series if:
(1)    either the Issuer or the Parent Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such Series, (i) money, or (ii) Government Obligations with respect to such Series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such Series is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such Series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.1(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such Series as the same shall become due;
(2)    the Issuer or the Parent Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, and an Opinion of Counsel to the same effect;
(3)    no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit
(other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);
(4)    the Issuer or the Parent Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Issuer or Parent Guarantor’s exercise of its option under this Section 8.1(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and
(5)    the Issuer and the Parent Guarantor have complied with any additional conditions specified pursuant to Section 2.2 to be applicable to the discharge of Securities of such Series pursuant to this Section 8.1.
In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on written demand of the Issuer or the Parent Guarantor, as the case may be, shall execute instruments acknowledging satisfaction and discharge under this Indenture. However, the Issuer’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 5.1, 7.6 and 7.7, the Parent Guarantor’s obligations in Section 5.1 and 7.6, the Trustee’s and Paying Agent’s obligations in Section 8.3 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such Series are no longer outstanding. Thereafter, only the obligations of the Issuer and the Parent Guarantor in Section 7.6 and the Trustee’s and Paying Agent’s obligations in Section 8.3 shall survive with respect to Securities of such Series.
In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the Issuer’s option.

(c)    If the Issuer or the Parent Guarantor, as the case may be, has previously complied or is concurrently complying with the conditions set forth in Section 8.1(b) (other than any additional conditions specified pursuant to Section 2.2 that are expressly applicable only to covenant defeasance) with respect to Securities of a Series, then unless this Section 8.1(c) is specified as not being applicable to Securities of such Series as contemplated by Section 2.2, each of the Issuer and the Parent Guarantor may elect to be discharged (“legal defeasance”) from its obligations to make payments with respect to Securities of such Series, if:
(1)    unless otherwise specified with respect to Securities of such Series as contemplated by Section 2.2, the Issuer or the Parent Guarantor, as the case may be, has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.1(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service addressed to the Issuer or the Parent Guarantor, as the case may be, (ii) a published ruling of the Internal Revenue Service or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture; the Issuer or the Parent Guarantor, as the case may be, has complied with any other conditions specified pursuant to Section 2.2 to be applicable to the legal defeasance of Securities of such Series pursuant to this Section 8.1(c); and
(2)    the Issuer or the Parent Guarantor, as the case may be, has delivered to the Trustee a Company Request requesting such legal defeasance of the Securities of such Series and an Officer’s Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.
In such event, each of the Issuer and the Parent Guarantor will be discharged from its obligations under this Indenture and the Securities of such Series to pay principal of and premium (if any) and interest on Securities of such Series, the Issuer’s obligations under Sections 4.1 and 5.1 and the Parent Guarantor’s obligations under Section 5.1 shall terminate with respect to such Securities, and the entire indebtedness of the Issuer evidenced by such Securities shall be deemed paid and discharged.
(d)     If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a Series are specified to be applicable to such Series as contemplated by Section 2.2, each of the Issuer and the Parent Guarantor may terminate any or all of its obligations under this Indenture with respect to the Securities of a Series and any or all of its obligations under the Securities of such Series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.2, to be applicable to the Securities of such Series.
(e)    If Securities of any Series subject to subsections (a), (b), (c) or (d) of this Section 8.1 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Issuer shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense, of the Issuer.
Section 8.2.    Application of Trust Money.
The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.1 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium (if any) and interest on the Securities of the Series with respect to which the deposit was made.
Section 8.3.    Repayment to Issuer or Parent Guarantor.
The Trustee and the Paying Agent shall promptly pay to the Issuer or the Parent Guarantor, as the case may be, upon written request any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Issuer or the Parent Guarantor, as the case may be.
Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuer or the Parent Guarantor, as the case may be, upon written request any money held by them for the payment of principal, premium (if any) or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuer or the Parent Guarantor, as the case may be, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
Section 8.4.    Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Parent Guarantor under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.1; provided, however, that if the Issuer or the Parent Guarantor has made any payment of principal of, premium (if any) or interest on any Securities because of the reinstatement of its obligations, the Issuer or the Parent Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX.
AMENDMENTS AND WAIVERS
Section 9.1.    Without Consent of Holders.
Without the consent of any Holder of Securities of a Series, the Issuer, the Parent Guarantor and the Trustee may amend or supplement this Indenture or the Series of Securities in the following circumstances:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for the assumption of the Issuer or the Parent Guarantor’s obligations under this Indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of the Issuer or the Parent Guarantor, as the case may be;
(3)    to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(4)    to provide any security for or guarantees, supplemental to the Parent Guarantee, of its Securities or for the addition of an additional obligor on its Securities;
(5)    to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if applicable;
(6)    to add covenants that would benefit the Holders of its Securities or to surrender any rights the Issuer or the Parent Guarantor has under this Indenture;
(7)    to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Securities of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(8)    to provide for the issuance of and establish forms and terms and conditions of a new Series of Securities;
(9)    to permit or facilitate the defeasance and discharge of the Securities;
(10)    to issue additional Securities of any Series, provided that such additional Securities have the same terms as, and be deemed part of the same Series as, the applicable Series of Securities to the extent required under this Indenture;
(11)    to evidence and provide for the acceptance of and appointment by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;
(12)    to add additional Events of Default with respect to Securities; and
(13)    to make any change that does not adversely affect any of its outstanding Securities in any material respect.
Section 9.2.    With Consent of Holders.
This Indenture or the Securities of a Series may be amended or supplemented, and waivers may be obtained, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities of a Series), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any or interest, if any, on, such Securities of a Series, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of such Series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities of a Series).

The Holders of a majority in principal amount of the outstanding Securities of a Series issued by the Issuer may waive any existing or past Default or Event of Default with respect to those Securities. Those Holders may not, however, waive any Default or Event of Default in any payment on any Security.
For the avoidance of doubt, any amendment, supplement or waiver to any Series of Securities made with the consent of Holders of such Series of Securities, shall be made with respect to that Series of Securities only, and not any other Series of Securities.
Section 9.3.    Limitations.
Without the consent of each Holder of Securities of a Series affected thereby, an amendment, supplement or waiver may not (with respect to any Securities of such Series held by a non-consenting Holder):
(1)    reduce the amount of the Securities of such Series whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the rate of or change the time for payment of interest on the Securities of such Series;
(3)    reduce the principal of the Securities of such Series or change the Stated Maturity of the Securities of such Series;
(4)    reduce any premium payable on the redemption of the Securities of such Series or change the time at which the Securities of such Series may or must be redeemed;
(5)    make payments on the Security of such Series payable in currency other than as originally stated in such Security;
(6)    modify the subordination provisions of the Security of such Series in a manner adverse in any material respect to the Holder thereof;
(7)    impair the Holder’s right to institute suit for the enforcement of any payment on the Security of such Series;
(8)    make any change in the percentage of principal amount of the Securities of such Series necessary to waive compliance with Sections 6.8 and 6.13 of this Indenture or to make any change in this Section 9.3(9); or
(9)    waive a continuing Default or Event of Default regarding any payment on Securities of such Series.
In the event that consent is obtained from some of the Holders but not from all of the Holders with respect to any amendments or waivers pursuant to clauses (1) through (9) of this Section 9.3, new Securities of such Series with such amendments or waivers will be issued to those consenting Holders. Such new Securities shall have separate CUSIP numbers and ISINs from those Securities of such Series held by non-consenting Holders.
Section 9.4.    Form of Amendments.
Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture.
Section 9.5.    Revocation and Effect of Consents.
Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the written notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (1) through (9) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
Section 9.6.    Notation on or Exchange of Securities.
The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Issuer, in exchange for its Securities of that Series, may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7.    Trustee Protected.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee’s own rights, duties, immunities, or indemnities under this Indenture, the Securities or otherwise.

ARTICLE X.
MISCELLANEOUS
Section 10.1.    Notices.
Any request, direction, instruction, demand, document, notice or communication by the Issuer, the Parent Guarantor or the Trustee to the other, or by a Holder to the Issuer, the Parent Guarantor or the Trustee, shall be in English and in writing and delivered in person, mailed by first-class mail, delivered via facsimile or delivered by overnight courier as follows:
if to the Issuer:
Celanese US Holdings LLC
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Fax: (972) 443-4000
Attention: General Counsel
if to the Parent Guarantor:
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Fax: (972) 443-4000
Attention: General Counsel
in either case, with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Fax: (212) 351-4035
Attention: Andrew L. Fabens
if to the Trustee:
Wells Fargo Bank, N.A.
201 Main Street, Suite 301
MAC: T T5441-030
Fort Worth, TX 76102
Fax: (817) 885-8650

Notices shall be effective upon the recipient’s actual receipt thereof. Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to (i) a Securityholder of a Certificated Security shall be mailed by first-class mail to his address shown on the register kept by the Registrar (ii) a Securityholder of a Global Security shall be delivered to the Depositary in accordance with its applicable procedures. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.
If a notice or communication to any Securityholder is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Issuer mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.
With respect to this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Section 10.2.    Communication by Holders with Other Holders.
Securityholders of a Series may communicate pursuant to TIA § 312(b), as if such section applied hereto, with other Securityholders of such Series with respect to their rights under this Indenture or the Securities.
Section 10.3.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or the Parent Guarantor to the Trustee to take any action under this Indenture, the Issuer or the Parent Guarantor shall furnish to the Trustee:

1.	an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

2.	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.4.    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

1.	a statement that the Person making such certificate or opinion has read such covenant or condition;

2.	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.
a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

4.	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 10.5.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.
Section 10.6.    Legal Holidays.
Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 10.7.    No Personal Liability of Directors, Officers, Employees and Certain Others.
No director, officer, employee, incorporator or similar founder, stockholder or member of the Issuer or the Parent Guarantor will have any liability for or any obligations of the Issuer or the Parent Guarantor, as the case may be, under this Indenture, the Securities or the Parent Guarantees or for any claim based on, with respect to or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 10.8.    Counterparts.
This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture. Any party delivering an executed counterpart of this Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Indenture.
Section 10.9.    Governing Laws.
THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 10.10.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, the Parent Guarantor or any Subsidiary of the Issuer or the Parent Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.11.    Successors.
All agreements of the Issuer and the Parent Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 10.12.    Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.13.    Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.14.    Judgment Currency.
The Issuer and the Parent Guarantor agree, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due with respect to the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable with respect to such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a Legal Holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
Section 10.15.    English Language.
This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 10.16.    Submission to Jurisdiction; Appointment of Agent.
Any suit, action or proceeding against the Issuer, the Parent Guarantor or any of their respective properties, assets or revenues with respect to this Indenture, the Securities or the Parent Guarantees (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. Each of the Issuer and the Parent Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. Each of the Issuer and the Parent Guarantor hereby agrees that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) (the “Process Agent”). Each of the Issuer and the Parent Guarantor irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Issuer and the Parent Guarantor hereby agrees to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
Section 10.17.    Waiver of Immunity.
To the extent that the Issuer or the Parent Guarantor, as the case may be, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, each hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity with respect to its obligations under this Indenture, the Securities or the Parent Guarantees.
Section 10.18.    Waiver of Jury Trial.
EACH OF THE ISSUER, THE PARENT GUARANTOR AND THE TRUSTEE HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE XI.
GUARANTEES
Section 11.01    Parent Guarantee.
The Parent Guarantor hereby fully and unconditionally guarantees (i) to each Holder of each Security that is authenticated and delivered by the Trustee, and (ii) to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Issuer punctually to make any such payment, the Parent Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
The Parent Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Issuer or the Parent Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Parent Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Parent Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Parent Guarantee. The Parent Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the applicable Series of Securities are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Securities, to collect interest on such Securities, or to enforce or exercise any other right or remedy with respect to such Securities, the Parent Guarantor agrees to pay to the Trustee for the account of such Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.
The Parent Guarantor shall be subrogated to all rights of the holders of the Securities against the Issuer in respect of any amounts paid by the Parent Guarantor on account of such Security pursuant to the provisions of its Parent Guarantee or this Indenture; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of such Series issued hereunder shall have been paid in full.
The Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of such Securities, whether as a “voidable preference”, “fraudulent transfer”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Any term or provision of the Parent Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Parent Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 11.02    Execution and Delivery of Parent Guarantee.
The Parent Guarantee shall include the terms of the Parent Guarantee set forth in Section 11.01 and shall be substantially in the form established pursuant to Section 2.15. The Parent Guarantor hereby agrees to execute its Parent Guarantee, in a form established pursuant to Section 2.15, on each Security authenticated and delivered by the Trustee.
The Parent Guarantee shall be executed on behalf of the Parent Guarantor by any one of its chairman of its board of directors, president, vice presidents or other person duly authorized by the Parent Guarantor’s board of directors. The signature of any or all of these persons on the Parent Guarantee may be manual or facsimile.
A Parent Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Parent Guarantor shall bind the Parent Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of any Security or did not hold such offices at the date of such Parent Guarantee.
The delivery of any Security by the Trustee, after the authentication thereof, shall constitute due delivery of the Parent Guarantee on behalf of the Parent Guarantor and shall bind the Parent Guarantor notwithstanding the fact that the Parent Guarantee does not bear the signature of the Parent Guarantor. The Parent Guarantor agrees that its Parent Guarantee set forth in Section 11.01 and in the form of Parent Guarantee established pursuant to Section 2.15 shall remain in full force and effect notwithstanding any failure to execute a Parent Guarantee on any such Security.
Section 11.03    Release of Parent Guarantee.
Notwithstanding anything in this Article XI to the contrary, concurrently with the payment in full of the principal of, premium, if any, and interest on Securities of a Series, the Parent Guarantor shall be released from and relieved of its obligations under this Article XI with respect to the Securities of such Series. Upon the delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Parent Guarantee was made by the Issuer in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Parent Guarantor from its obligations under this Parent Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest on such Securities and all other obligations of the Issuer are revived and reinstated after the termination of this Parent Guarantee, then all of the obligations of the Parent Guarantor under this Parent Guarantee shall be revived and reinstated as if this Parent Guarantee had not been terminated until such time as the principal of, premium, if any, and interest on such Securities are paid in full, and the Parent Guarantor shall enter into an amendment to this Parent Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

ARTICLE XII.
SUBORDINATION OF SECURITIES
Section 12.1.    Subordination Terms.
The Securities of a Series issued hereunder shall be subordinated in right of payment to the extent provided in the subordination terms with respect to the Securities of such Series that are established pursuant to Section 2.2.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CELANESE US HOLDINGS LLC

By:
Name:
Title:

CELANESE CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title: